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As filed with the Securities and Exchange Commission on June 12, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAGUAR HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	46-2956775 (I.R.S. Employer Identification No.)

201 Mission Street, Suite 2375
San Francisco, California 94105
(415) 371-8300
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
201 Mission Street, Suite 2375
San Francisco, California 94105
(415) 371-8300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Donald C. Reinke, Esq.
Reed Smith LLP
1510 Page Mill Road, Suite 110
Palo Alto, California 94304
(650) 352-0500

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.0001 per share, issuable upon the conversion of Series A Convertible Participating Preferred Stock	473,565	$7.74	$3,665,393.10	$444.25

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.

(2)
Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act, as amended, based on the average of the high and low prices reported for the shares of common stock as reported on the NASDAQ Capital Market on June 10, 2019.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 12, 2019

JAGUAR HEALTH, INC.

Up to 473,565 Shares of Common Stock

        Pursuant to this prospectus, the selling stockholder identified herein (the "Selling Stockholder") is offering on a resale basis from time to time an aggregate of up to 473,565 shares of voting common stock, par value $0.0001 per share (the "Common Stock), of Jaguar Health, Inc. ("Jaguar," "we," "our" or the "Company"), a Delaware corporation, issuable upon conversion of 5,524,926 shares of the Company's Series A Convertible Participating Preferred Stock ("Preferred Stock") purchased pursuant to a securities purchase agreement by and among the Company and the Selling Stockholder, dated March 23, 2018 (the "Purchase Agreement"). We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale by the Selling Stockholder of the Common Stock.

        The Selling Stockholder or its pledgees, assignees or successors in interest may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled "Plan of Distribution" on page 15. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission.

        Our common stock is listed on the NASDAQ Capital Market, under the symbol "JAGX." On June 7, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $9.10 per share.

        Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 8 of this prospectus under the caption "Risk Factors" and in the documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2019.

        We have not, and the Selling Stockholder has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholder has not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus.

        Neither we nor the Selling Stockholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

        We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless the context otherwise requires, references in this prospectus to "Jaguar," the "Company," "we," "us," and "our" refer to Jaguar Health, Inc.

 PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

        We are a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. ("Napo"), focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is a first-in-class anti-secretory agent, approved by the U.S. Food and Drug Administration ("FDA") for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

        Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly-owned subsidiary of Napo, and, until May 13, 2015, Jaguar was a majority-owned subsidiary of Napo. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health's name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for Mytesi. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow-on indications for crofelemer and a second-generation anti-secretory product, lechlemer. In the field of animal health, we have limited activities which are focused on developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

        We believe Jaguar is poised to realize a number of synergistic, value adding benefits—and an expanded pipeline of potential blockbuster human follow-on indications of crofelemer, and a second-generation anti-secretory agent—upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at two FDA-inspected and approved locations, including a recently developed, multimillion-dollar commercial manufacturing facility. Additionally, several of the drug product candidates in Jaguar's Mytesi pipeline are backed by strong Phase 2 evidence from completed Phase 2 trials.

        Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple gastrointestinal disorders. Mytesi is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea (CTD); orphan-drug indications for infants and children with congenital diarrheal disorders (CDDs) and short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation proprietary anti-secretory agent, lechlemer, is in development for cholera. Mytesi has received orphan-drug designation for SBS.

Description of the Issuance of Series A Convertible Participating Preferred Stock

Preferred Stock Purchase Agreement

        On March 23, 2018, we entered into a Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") with Sagard Capital Partners, L.P. ("Sagard"), pursuant to which we, in a private placement, agreed to issue and sell to Sagard 5,524,926 shares of Preferred Stock (the "Preferred Shares"), for an aggregate purchase price of $9,199,002 (the "Preferred Stock Offering"). The Preferred Stock Purchase Agreement also provides for customary representations, warranties and covenants among the parties. Among other things, the Preferred Stock Purchase Agreement requires that we (i) file prior to the initial closing a certificate of designation providing for the rights, preferences and privileges of the Preferred Shares with the Secretary of State of the State of Delaware (the "Certificate of Designation") and (ii) enter into a registration rights agreement with Sagard (the "Registration Rights Agreement") providing for the registration of shares of our Common Stock, issuable upon conversion of the Preferred Stock (the "Conversion Shares"). In addition, so long as Sagard or its affiliates own, in the aggregate, no less than 50% or more of the cumulative amount of the Preferred Stock and Conversion Shares issued in the Preferred Stock Offering, Sagard and its affiliates have the right to purchase (x) 100% of the first $10 million of any new securities issued by us and thereafter (y) a pro rata portion of any new securities that we may issue from time to time, subject to certain exceptions specified in the Preferred Stock Purchase Agreement.

        The Preferred Stock Purchase Agreement also provides that Sagard has the right to designate at least one non-voting observer (subject to increase to two if at any time two designees of the Preferred Stock and the Conversion Shares are not represented on the board of directors) to attend meetings of the Board, the board of directors of any of our subsidiaries and each committee of any of the foregoing (a "Board Observer"). In addition, at such time as no shares of Preferred Stock are outstanding, and so long as Sagard holds (i) at least 35% of the total number of the Conversion Shares that have been issued upon conversion of all shares of Preferred Stock issued in the Preferred Stock Offering, Sagard shall be entitled thereunder to nominate two directors of the Company (each, a "Series A Director") and (ii) less than 35% but at least 20% of the total number of the Conversion Shares that have been issued upon conversion of all shares of Preferred Stock issued in the Preferred Stock Offering, Sagard shall be entitled thereunder to nominate one director of the Company.

        Notwithstanding the foregoing, the number of Series A Directors shall be reduced to the extent necessary to comply with our obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5640). The Preferred Stock Purchase Agreement provides that, if one Series A Director may not be appointed due to compliance with Nasdaq Listing Rule 5640, then Sagard shall be entitled to designate one additional Board Observer to attend meetings of the board of directors, the board of directors of any of our subsidiaries and each committee of any of the foregoing as an observer.

Terms of Series A Convertible Participating Preferred Stock

        The Certificate of Designation authorizes 5,524,926 shares of Preferred Stock and provides for the rights, preferences and privileges of such Preferred Stock. Any reference to share prices in the below description of the Preferred Stock, including but not limited to the conversion price for the Preferred Stock and the amount of the liquidation preference per share, is subject to adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization, as further described in the Certificate of Designation.

  Dividends

        Holders of shares of Preferred Stock are entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends paid and distributions made to the holders of Common Stock on the shares of Common Stock on an as converted basis.

  Election of Directors and Voting Rights

        The holders of a majority of the outstanding shares of Preferred Stock are entitled to elect two (2) members of the Company's Board of Directors. Notwithstanding the foregoing, the number of Series A Directors shall be reduced to the extent necessary to comply with the Company's obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5640).

        The holders of shares of Preferred Stock have the right to vote with holders of shares of the Common Stock, voting together as one class on all other matters, with each share of Preferred Stock entitling the holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of Common Stock into which it is then convertible; provided that, holders of shares of Preferred Stock will not be entitled to vote together with the holders of Common Stock on any matter presented to the stockholders of the Company to the extent that such vote would be in violation of Nasdaq Listing Rule 5640.

  Voluntary Conversion

        Each share of Preferred Stock is convertible into 0.08571429 shares of Common Stock at an effective conversion price of $19.425 per share (based on an original price per Preferred Share of $1.665). Subject to certain limited exceptions, the shares of Preferred Stock cannot be offered, pledged or sold by Sagard for one year from the March 23, 2018 date of issuance. The conversion price is subject to certain adjustments in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization.

  Mandatory Conversion

        The shares of Preferred Stock will be mandatorily converted upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock at a conversion price of $19.425 per share.

  Optional Redemption

        At any time after the first anniversary of the issuance of the Preferred Stock, so long as certain call conditions specified in the Certificate of Designation have been satisfied, the Company shall have the right to offer to redeem shares of Preferred Stock at a share price equal to two times the original share issue price of the Preferred Stock. The Company is only permitted to exercise this right to redeem on two occasions, the first of which must be for an aggregate redemption price of $9,199,001 and the second of which must be for all remaining shares of Preferred Stock thereafter remaining. If a holder of Preferred Stock fails to accept the Company's redemption offer, such holder's shares of Preferred Stock shall be automatically converted into shares of Common Stock pursuant to the terms of "Mandatory Conversion" as described above.

  Mandatory Redemption

        If (i) the Company's consolidated net revenues attributable to the Mytesi products ("Mytesi Revenues") for the six-month period ended March 31, 2021 are less than $22 million, (ii) the average volume-weighted average price of the Common Stock for the thirty days immediately prior to the

Measurement Date (as defined below) is less than $105.00 or (iii) the Company fails to file with the SEC on or before June 30, 2021 its quarterly report on Form 10-Q for the three months ended March 31, 2021, then the holders of at least a majority of shares of Preferred Stock then outstanding may require the Company to redeem all shares of Preferred Stock then outstanding at a per share purchase price equal to $2.3057. For purposes of the foregoing sentence, "Measurement Date" means the later of (x) April 30, 2021 and (y) the date on which the Company files its quarterly report on Form 10-Q for the three months ended March 31, 2021 (but in no event later than June 30, 2021).

        The mandatory redemption right described above shall terminate if, prior to the Measurement Date, both (i) the Mytesi Revenues for any six-month period ending at the end of a calendar quarter are equal to or exceed $22 million and (ii) the average volume-weighted average price of the Common Stock for the thirty days immediately preceding the end of such calendar quarter is equal to or greater than $105.00.

        We are filing the registration statement on Form S-1, of which this prospectus is a part, to fulfill our contractual obligations under the Preferred Stock Purchase Agreement and Registration Rights Agreement to provide for the resale by the Selling Stockholder of up to 473,565 shares of Common Stock issuable upon conversion of the Preferred Shares.

Recent Developments

Reverse Stock Split and Decrease in Authorized Shares

        On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock. Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the reverse split.

Sagard Consent and Waiver to Refinancing of Existing Notes

        On May 28, 2019, in consideration for the consent and waiver by Sagard to the refinancing of approximately $10.5 million outstanding aggregate amount of convertible promissory notes issued by Napo pursuant to the Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and between Napo, Kingdon Associates, M. Kingdon Offshore Master Fund L.P., Kingdon Family Partnership, L.P., and Kingdon Credit Master Fund L.P. (collectively, the "Existing Notes"), the Company agreed to pay Sagard a consent fee in an amount equal to (i) $250,000, if paid in cash, or (ii) $400,000, if paid in shares of Common Stock (if issued, the "Consent Shares"), where the number of shares issuable will be equal to $400,000 divided by the closing price of the Common Stock on the trading day immediately preceding payment. The consent fee is payable five days after the closing of an underwritten public offering of Common Stock pursuant to an effective registration statement on Form S-1 (the "Public Offering"), provided that if such offering does not occur before July 31, 2019, the fee will be paid no later than July 31, 2019. The Company also agreed to use commercially reasonable efforts to ensure that the amount owed pursuant to the Exchange Notes does not exceed $10,535,900 in the aggregate.

Sagard Participation in Notes Financing

        On May 30, 2019, the Company entered into a securities purchase agreement with Sagard, pursuant to which the Company issued a promissory note in the principal amount of $500,000 (the "Note") and a 5-year warrant (the "Warrant") to purchase $375,000 in shares of Common Stock (the "Warrant Shares"). The Note bears interest at a rate of 12% per annum and matures on July 18, 2019 (the "Maturity Date"). In connection with this transaction, the Company also entered into a registration rights agreement with Sagard, pursuant to which the Company agreed to register the Warrant Shares within 60 calendar days following the Maturity Date and to use reasonable best efforts to cause such registration statement to be declared effective within 180 days following the Maturity Date. The exercise price for the Warrant is the price per share at which the Company issues Common Stock in the Public Offering, provided that if the Company has not consummated a Public Offering by the Maturity Date, then the Warrant exercise price will be equal to the closing sales price of the Common Stock on the Maturity Date. The Company will use the proceeds for working capital and other general corporate purposes.

Corporate Information

        We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol "JAGX."

        Jaguar Health, our logo, Canalevia, Neonorm and Mytesi are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

 THE OFFERING

        The Selling Stockholder identified in this prospectus are offering on a resale basis a total of 473,565 shares of Common Stock issuable upon conversion of the Preferred Shares.

Common stock to be offered by the Selling Stockholder	Up to 473,565 shares
Shares of Common Stock outstanding before this offering	1,066,757 shares, as of June 7, 2019
Shares of Common Stock outstanding after this offering	1,540,322 shares
Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. See "Use of Proceeds" in this prospectus.
Risk Factors	This investment involves a high degree of risk. See "Risk Factors" for a discussion of factors you should consider carefully before making an investment decision.
Nasdaq Capital Market symbol	"JAGX".

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

 SELECTED FINANCIAL DATA

        The following net loss per share, basic and diluted, has been derived from the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, which are incorporated by reference in this prospectus, except that the net loss per share, basic and diluted, for the three months ended March 31, 2019 and 2018 and the year ended December 31, 2018 and 2017 have been revised to reflect the 1-for-70 reverse stock split of our issued and outstanding shares of Common Stock effective on June 7, 2019, as shown below.

        The historical financial information set forth below may not be indicative of our future performance and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and notes to those statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and that also are incorporated herein by reference.

			Three Months Ended March 31,
	Year Ended December 31, 2018	Year Ended December 31, 2017
			2019	2018
Net loss per share, basic and diluted	$(153.27)	$(531.06)	$(16.85)	$(54.27)

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the "Risk Factors" incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our Common Stock in this offering. The Selling Stockholder will receive all of the proceeds from this offering.

        The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholder and our independent registered public accountants.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 7, 2019 by:

  •
  each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, warrants or RSUs that are currently exercisable or vested, or exercisable or subject to vesting within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options, warrants, or RSUs for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose, including for purposes of Section 13(d) and Section 13(g) of the Securities Act.

        Applicable percentage ownership is based on 1,066,757 shares of common stock outstanding as of June 7, 2019. The total shares of common stock outstanding may be adjusted for the purpose of calculating the percentage ownership of a person that has options, warrants or RSUs that are currently exercisable or vested, or exercisable or subject to vesting within 60 days of the date of this prospectus but not for the purpose of recalculating the percentage ownership of any other person.

        Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, California 94105.

Name and Address of Beneficial Owner	Beneficially Owned
5% Stockholders
Sagard Capital Partners, L.P.(1)	473,565	32.55%
Executive Officers and Directors
Lisa A. Conte(2)	13,923	1.30%
Steven R. King, Ph.D.(3)	1,995	—*
Karen S. Wright(4)	1,294	—*
James J. Bochnowski(5)	51,331	4.60%
Jeffery C. Johnson(6)	631	—*
John Micek III(7)	1,277	—*
Jiahao Qiu(8)	121	—*
Jonathan B. Siegel(9)	8,757	—*
Greg Divis(10)	506	—*
Murray David MacNaughtan(11)	506	—*
All executive officers and directors as a group (10 persons)(12)	72,786	6.82%

*
Less than 1%.

(1)
As reported on Schedule 13D filed on June 3, 2019. The address for the reporting person is 280 Park Avenue, 3rd Floor West, New York, NY 10017.

(2)
Represents (i) 32 shares of Common Stock, (ii) 5,649 shares of Common Stock issuable to Ms. Conte under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019, and (iii) 8,242 shares of Common Stock issuable to Ms. Conte under warrants that are exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 5,649 stock options is $477.28.

(3)
Represents (i) 6 shares of Common Stock and (ii) 1,988 shares of Common Stock issuable to Dr. King under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 1,988 stock options is $470.33.

(4)
Represents 1,294 shares of Common Stock issuable to Ms. Wright under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 1,294 stock options is $415.80.

(5)
Includes (i) 1,036 shares of Common Stock and (ii) 2,218 shares of Common Stock issuable to Mr. Bochnowski under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019, and (iii) 48,077 shares of Common Stock issuable to Mr. Bochnowski under warrants that are exercisable in the 60 days subsequent to June 7, 2019. All securities other than stock options are held by the Bochnowski Family Trust. Mr. Bochnowski is a co-trustee and beneficiary of such trust and shares voting and investment control over such shares with his spouse. The weighted average exercise price of the 2,218 stock options is $345.73.

(6)
Represents 631 shares of Common Stock issuable to Mr. Johnson under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. Mr. Johnson is one of Sagard Capital Partners, L.P.'s ("Sagard") two director designees in accordance with the terms of the Certificate of Designation of the Preferred Stock and is part of the Sagard executive management team. The weighted average exercise price of the 631 stock options is $166.94

(7)
Represents 1,277 shares of Common Stock issuable to Mr. Micek under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 1,277 stock options is $303.69.

(8)
Represents 121 shares of Common Stock issuable to Mr. Qui under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 121 stock options is $598.28.

(9)
Represents (i) 571 shares of Common Stock, (ii) 631 shares of Common Stock issuable to Mr. Siegel under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019 and (iii) 7,555 shares of Common Stock issuable to Mr. Siegel under warrants that are exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 631 stock options is $166.94.

(10)
Represents 506 shares of Common Stock issuable to Mr. Divis under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. The weighted average exercise price of the 506 stock options is $95.20.

(11)
Represents 506 shares of Common Stock issuable to Mr. MacNaughtan under stock options that are exercisable or will become exercisable in the 60 days subsequent to June 7, 2019. Mr. MacNaughtan is one of Sagard's two director designees in accordance with the terms of the Certificate of Designation of the Preferred Stock. The weighted average exercise price of the 506 stock options is $95.20.

(12)
See notes (2) - (11)

 SELLING STOCKHOLDER

        The shares of Common Stock being offered by the Selling Stockholder consist of shares issuable to the Selling Stockholder upon conversion of the Preferred Shares currently held by the Selling Stockholder. For additional information regarding the issuance of those shares of Common Stock and Preferred Shares and the relationship between the Selling Stockholder and us, see "Prospectus Summary—Description of the Issuance of Series A Convertible Participating Preferred Stock" above. We are registering shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

        The following table sets forth:

  •
  the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder;

  •
  the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, as of June 7, 2019 assuming the conversion of all Preferred Stock held by the Selling Stockholder on that date, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

  •
  the number of shares that may be offered by the Selling Stockholder pursuant to this prospectus;

  •
  the number of shares to be beneficially owned by the Selling Stockholder and its affiliates following the sale of any shares covered by this prospectus; and

  •
  the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholder and its affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholder's ownership of Common Stock as of June 7, 2019.

        This prospectus generally covers the resale of all shares received by the Selling Stockholder in connection with the transactions contemplated by the Preferred Stock Purchase Agreement, including any shares of Common Stock issued or issuable upon the conversion of all Preferred Stock held by the Selling Stockholder.

        The Selling Stockholder may sell all, some or none of its shares in this offering. See "Plan of Distribution."

		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of shares of Common Stock Owned After Offering(2)
	Number of shares of Common Stock Owned Prior to Offering(1)
Name of Selling Stockholder			Number	Percent
Sagard Capital Partners, L.P.(3)	473,565	473,565	0	0%

(1)
Assumes the conversion of all shares of Preferred Stock held by the Selling Stockholder into shares of Common Stock.

(2)
Assumes that the Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder. Does not include any possible Consent Shares (because the Company has not yet determined whether or not to issue such Consent Shares) or any warrant shares (because the number of warrant shares is not yet known).

(3)
Represents 473,565 shares of Common Stock issuable upon conversion of the shares of Preferred Stock held by the Selling Stockholder. Sagard Capital Partners Management Corp., a Delaware corporation, manages the entity and has voting and investment control over the shares of Common Stock to be sold in this offering. The address of the entity is 280 Park Avenue, 3rd Floor West, New York, NY 10017.

PLAN OF DISTRIBUTION

        The Selling Stockholder of the Common Stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

        Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

        We agreed to keep this prospectus effective until all of the shares continuing to have registration rights have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 DIVIDEND POLICY

        We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Additionally, for so long as Sagard Capital Partners, L.P. or its affiliates hold at least 35% of the shares of our Preferred Stock, we would be required to obtain the written consent or vote of holders of a majority of our outstanding shares of Preferred Stock prior to declaring or paying any dividends. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors' discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

 LEGAL MATTERS

        The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Reed Smith LLP, Palo Alto, California.

EXPERTS

        The financial statements of the Company as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's web site at http://www.sec.gov.

        This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We also maintain a website at https://jaguar.health/, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 10, 2019;

  •
  our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 24, 2019, filed April 29, 2019;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed on May 21, 2019;

  •
  Our Current Reports on Form 8-K filed on January 8, 2019, February 26, 2019, March 5, 2019, March 15, 2019, March 19, 2019, March 22, 2019, March 25, 2019 (as subsequently amended on Form 8-K/A on March 26, 2019), April 1, 2019, April 4, 2019, April 8, 2019, April 11, 2019, April 19, 2019, May 2, 2019, May 17, 2019, May 24, 2019, May 29, 2019, June 3, 2019 and June 6, 2019;

  •
  the description of our Common Stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

  •
  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

        Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

        In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

473,565 Shares of Common Stock

PROSPECTUS

June     , 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$444.25
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$10,000.00
Miscellaneous	$2,555.75
Total	$38,000.00

Item 14.    Indemnification of Directors and Officers

        Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors' fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

        Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Our current bylaws provide for indemnification of its officers and directors to the fullest extent permitted by the DGCL.

        We have entered into indemnification agreements with each of its directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.

        We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 15.    Recent Sales of Unregistered Securities

        In January through June 4, 2019, Jaguar entered into exchange agreements with Chicago Venture Partners L.P. pursuant to which the Company issued 442,812 shares of Common Stock in the aggregate to CVP in exchange for the extinguishment of approximately $6.7 million in secured promissory notes. The shares of common stock that were exchanged for portions of the secured promissory notes were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act.

        On March 18, 2019, Jaguar began entering into securities purchase agreements (each, a "Securities Purchase Agreement") with selected accredited investors (each, an "Investor"), pursuant to which the Company intends to issue up to $5.5 million aggregate principal amount of promissory notes (collectively, the "Notes") to such Investors. As an inducement for entering into the Securities Purchase Agreement, each Investor also received warrants exercisable for shares of common stock (the "Investor Warrants"). As of May 31, 2019, approximately $4.3 million aggregate principal amount of Notes were issued in offerings and the proceeds from such offerings were paid to the Company. The issuances of the Notes and the Investor Warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

Item 16.    Exhibits and Financial Statement Schedules

        The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

  Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 31, 2017, by and among Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), Napo Acquisition Corporation, Napo Pharmaceuticals, Inc. and Gregory Stock (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Jaguar Health, Inc. filed March 31, 2017, File No. 001-36714).

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on August 1, 2017).

3.2	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2018).

3.3	Certificate of Second Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).

3.4	Certificate of Third Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).

3.5	Certificate of Designation of Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2018).

3.6	Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2019).

3.7	Certificate of Fifth Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2019).

3.8	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 18, 2015).

4.1	Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2019).

4.2	Secured Convertible Promissory Note, dated June 29, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on July 3, 2017).

4.3	Specimen Non-Voting Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed August 1, 2017, File No. 001-36714).

4.4	Secured Promissory Note, dated December 8, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on December 14, 2017).

Exhibit No.		Description
4.5		Secured Promissory Note, dated February 26, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on March 2, 2018).

4.6		Secured Promissory Note, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on March 27, 2018).

4.7		Common Stock Warrant, dated August 28, 2018, by and between Jaguar Health, Inc. and the holder named therein (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on September 4, 2018).

4.8		Convertible Promissory Note, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on September 12, 2018).

4.9		Convertible Promissory Note, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 4.2 to the Current Report on Form 8-K filed on September 12, 2018).

4.10		Common Stock Warrant, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 4.3 to the Current Report on Form 8-K filed on September 12, 2018).

4.11		Common Stock Warrant, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 4.4 to the Current Report on Form 8-K filed on September 12, 2018).

4.12		Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 (No. 333-227292) filed with the Securities and Exchange Commission on October 1, 2018).

4.13		Form of 75% Coverage Promissory Note (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

4.14		Form of 125% Coverage Promissory Note (incorporated by reference to Exhibit 4.2 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

4.15		Form of Common Stock Warrant (incorporated by reference to Exhibit 4.3 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

4.16		Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K/A of Jaguar Health, Inc. filed March 26, 2019).

4.17		Form of LOC Common Stock Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed April 4, 2019, File No. 001-36714).

5.1	*	Opinion of Reed Smith LLP.

10.1	‡	Form of Indemnification Agreement by and between Jaguar Health, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.2	‡	Jaguar Health, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2016).

Exhibit No.		Description
10.3	‡	Form of Notice of Grant of Stock Option and Stock Option Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.4	‡	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.5	‡	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.6	‡	Offer Letter by and between Jaguar Health, Inc. and Lisa A. Conte, dated March 1, 2014 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.7	‡	Offer Letter by and between Jaguar Health, Inc. and Steven R. King, Ph.D., dated February 28, 2014 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.8		Form of Common Stock Warrant that expires February 5, 2019 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.9		Form of Common Stock Warrant issued to Indena S.p.A. that expires June 26, 2019 (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.10		Non-Disturbance Letter Agreement by and between Napo Pharmaceuticals, Inc. and Nantucket Investments Limited, as Administrative Agent and Collateral Agent, dated October 10, 2014 (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

10.11		Form of Warrant to Purchase Common Stock issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires October 30, 2019 (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 31, 2014).

10.12		Form of Exchange Warrant to Purchase Common Stock, issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires June 3, 2020, as amended (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.13		Amendment No. 1 to Amended and Restated License Agreement between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc., dated as of January 27, 2015 (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

Exhibit No.		Description
10.14		Form of Representative's Warrant (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.15		Form of Warrant and Note Exercise Amendment pursuant to Convertible Note and Warrant Purchase Agreement dated December 23, 2014 (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.16		Convertible Note and Warrant Purchase Agreement dated March 20, 2015 by and between Jaguar Health, Inc., and Dechra Pharmaceuticals PLC (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.17		Common Stock Warrant issued pursuant to the Convertible Note and Warrant Purchase Agreement dated March 20, 2015, which expires December 31, 2017 (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.18		Form of Warrant Exercise Amendment pursuant to Exchange Warrant to Purchase Common Stock dated December 3, 2014 (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.19		Form of Amended and Restated Exchange Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.20		Sublease Agreement by and between SeeChange Health Management LLC and Jaguar Health, Inc., dated June 19, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.21		Consent to Sublease by and among CA-Mission Street Limited Partnership, SeeChange Health Management LLC and Jaguar Health, Inc., dated June 19, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.22	†	Manufacture and Supply Agreement between Jaguar Health, Inc. and Glenmark Pharmaceuticals Ltd., dated September 22, 2015 (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed with the Securities and Exchange Commission on November 13, 2015).

10.23		Formulation Development and Manufacturing Agreement between Jaguar Health, Inc. and Patheon Pharmaceuticals Inc., dated October 8, 2015 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 (No. 333-208905) filed with the Securities and Exchange Commission on January 7, 2016).

10.24	‡	Offer Letter by and between Jaguar Health, Inc., and Karen Wright, dated as of October 11, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2015).

Exhibit No.		Description
10.25		Form of Convertible Promissory Note issued pursuant to the Convertible Note and Warrant Purchase Agreement dated as of December 23, 2014 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.26		Common Stock Purchase Agreement, dated June 8, 2016, by and between Jaguar Health, Inc. and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 9, 2016).

10.27		Letter of Intent, between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 6, 2016).

10.28		Common Stock Warrant issued pursuant to the Letter Agreement, dated November 8, 2016, between Jaguar Health, Inc. and Serious Change II LP, which expires July 28, 2022 (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on November 14, 2016).

10.29		Form of Securities Purchase Agreement, by and among Jaguar Health, Inc. and the investors in the 2016 Private Placement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 29, 2016).

10.30		Form of Registration Rights Agreement, by and among Jaguar Health, Inc. and the investors in the 2016 Private Placement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on November 29, 2016).

10.31		Supply and Distribution Agreement, dated as of September 6, 2016, by and between Jaguar Health, Inc. and Integrated Animal Nutrition and Health Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q/A (No. 001-36714) filed on December 5, 2016).

10.32	†	Distribution Agreement, dated December 9, 2016, by and between Jaguar Health, Inc. and Henry Schein, Inc (incorporated herein by reference to Exhibit 10.41 to the Annual Report on Form 10-K filed on February 15, 2017).

10.33	†	License, Development, Co-Promotion and Commercialization Agreement, dated January 27, 2017, by and between Jaguar Health, Inc. and Elanco US, Inc (incorporated herein by reference to Exhibit 10.42 to the Annual Report on Form 10-K filed on February 15, 2017).

10.34		Common Stock Warrant issued pursuant to the Letter Agreement, dated January 30, 2017, between Jaguar Health, Inc. and Serious Change II LP, which expires January 31, 2019 (incorporated herein by reference to Exhibit 10.43 to the Annual Report on Form 10-K filed on February 15, 2017).

10.35		Binding Agreement of Terms for Jaguar Health, Inc. Acquisition of Napo Pharmaceuticals, dated February 8, 2017, between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 9, 2017).

10.36		Employee Leasing and Overhead Allocation Agreement, dated July 1, 2016, by and between Napo Pharmaceuticals, Inc. and Jaguar Health, Inc. (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on May 15, 2017).

Exhibit No.	Description
10.37	Amendment No. 1 to Employee Leasing and Overhead Allocation Agreement, dated March 2, 2017, by and between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on May 15, 2017).

10.38	Commitment Letter, dated February 21, 2017, signed by Invesco Asset Management Limited (incorporated herein by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on May 15, 2017).

10.39	Note Purchase Agreement, dated March 1, 2017, by and among Napo Pharmaceuticals, Inc. and the purchasers named therein (incorporated herein by reference to Exhibit 10.45 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.40	Investor Rights Agreement, dated March 31, 2017, by and between Jaguar Health, Inc. and Nantucket Investments Limited (incorporated by reference herein to Exhibit 10.1 to the Current Report on Form 8-K filed on March 31, 2017).

10.41	Form of Original Issue Discount Exchange Promissory Note issued pursuant to the Note Purchase Agreement dated as of March 1, 2017, by and among Napo Pharmaceuticals, Inc. and the Purchasers as defined therein (incorporated herein by reference to Exhibit 10.46 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.42	Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and among Napo Pharmaceuticals, Inc., Kingdon Associates, M. Kingdon Offshore Master Fund L.P., and Kingdon Family Partnership, L.P. (incorporated herein by reference to Exhibit 10.47 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.43	Form of Kingdon Convertible Promissory Note issued pursuant to the Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and among Napo Pharmaceuticals, Inc., Kingdon Associates, M. Kingdon Offshore Master Fund L.P., and Kingdon Family Partnership, L.P. (incorporated herein by reference to Exhibit 10.48 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.44	Limited Subordination Agreement, dated December 30, 2016, by and among Napo Pharmaceuticals, Inc., Kingdon Capital Management, L.L.C., Nantucket Investments Limited, the lenders under the Nantucket Financing Agreement party thereto, Dorsar Investment Company, Alco Investment Company and Two Daughters LLC (incorporated herein by reference to Exhibit 10.49 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.45	Security Agreement, dated December 30, 2016, by and among Napo Pharmaceuticals, Inc., Kingdon Capital Management, L.L.C., and the purchasers named therein (incorporated herein by reference to Exhibit 10.50 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.46	Settlement and Discounted Payoff Agreement, dated March 31, 2017, by and among the lenders named therein, Nantucket Investments Limited, and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.52 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.47	Debt and Warrant Settlement Agreement, dated March 31, 2017, by and among Dorsar Investment Company, Alco Investment Company, Two Daughters LLC, and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.53 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

Exhibit No.		Description
10.48		Debt Settlement Agreement, dated March 31, 2017, by and between Boies Schiller Flexner LLP and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.54 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.49		Debt Settlement Agreement, dated March 31, 2017, by and between Dan Becka and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.55 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.50	‡	Form of Escrow Agreement, by and among Jaguar Animal Health, Inc., Nantucket Investments Limited and Citibank, National Association (incorporated herein by reference to Exhibit 10.57 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.51	‡	Form of Restricted Stock Unit Indemnification and Forfeiture Agreement, by and among Jaguar Animal Health, Inc., Napo Pharmaceuticals, Inc. and the holders of Napo RSUs (incorporated herein by reference to Exhibit 10.58 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.52	†	Collaboration Agreement, dated July 2, 2005, by and between Glenmark Pharmaceuticals Ltd. and Napo Pharmaceuticals, Inc., as amended (incorporated herein by reference to Exhibit 10.59 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.53		Settlement Agreement, dated December 29, 2013, by and between Glenmark Pharmaceuticals Ltd. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.60 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.54	†	Alliance Agreement, dated May 23, 2005, by and among AsiaPharm Investment Limited and its Affiliates, including Shandong Luye Pharmaceuticals Co. Ltd., and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.61 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.55	†	Finder's Agreement, dated April 9, 2010, by and among Luye Pharma Group Limited and its Affiliates, including Shandong Luye Pharmaceuticals Co. Ltd., and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.62 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.56	†	Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.63 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.57		First Amendment to Settlement, Termination, Asset Transfer and Transition Agreement, dated as of May 10, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.64 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

Exhibit No.		Description
10.58		Investment Rights Agreement, dated April 20, 2006, as amended January 25, 2011, by and among IL&FS Trust Company Limited, as trustee of the IL&FS Private Equity Trust, investing through its venture capital scheme Leverage India Fund, acting through its investment manager IL&FS Investment Managers Limited, and Napo Pharmaceuticals, Inc., and Napo India Private Limited and the Management Team, as defined therein (incorporated herein by reference to Exhibit 10.69 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.59		Investment Rights Agreement, dated October 1, 2007, by and among IL&FS Trust Company Limited, as trustee of the IL&FS Private Equity Trust, investing through its venture capital scheme Leverage India Fund, acting through its investment manager IL&FS Investment Managers Limited, and Sindu Private Limited, and Napo Pharmaceuticals, Inc., and Indus Pharmaceuticals Inc. (incorporated herein by reference to Exhibit 10.70 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.60		Investment Rights Agreement, dated December 21, 2009, by and among IL&FS Trust Company Limited, as trustee of the IL&FS Private Equity Trust, investing through its venture capital scheme Leverage India Fund, acting through its investment manager IL&FS Investment Managers Limited, and Napo Pharmaceuticals, Inc., and Napo Pharmaceuticals India Private Limited (incorporated herein by reference to Exhibit 10.71 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.61	†	Marketing and Distribution Agreement, dated as of April 14, 2016, by and among Napo Pharmaceuticals, Inc. and BexR Logistics, LLC, as amended (incorporated herein by reference to Exhibit 10.72 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.62	†	Strategic Marketing Alliance Agreement, dated as of April 14, 2016, by and between Napo Pharmaceuticals, Inc. and SmartPharma, LLC (incorporated herein by reference to Exhibit 10.73 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.63		Quality Agreement, dated May 21, 2013, between Salix Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc., as assigned by Salix Pharmaceuticals Inc. to Napo Pharmaceuticals, Inc. pursuant to the Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.74 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.64	†	Master Manufacturing Services Agreement, dated May 21, 2013, between Salix Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc., as assigned by Salix Pharmaceuticals Inc. to Napo Pharmaceuticals, Inc. pursuant to the Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.75 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.65	†	Crofelemer Product Agreement, dated May 21, 2013, between Salix Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc., as assigned by Salix Pharmaceuticals Inc. to Napo pursuant to the Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.76 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

Exhibit No.		Description
10.66	†	License Agreement, dated February 28, 2007, by and between Insmed Incorporated and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.77 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.67		Master Service Agreement, dated February 13, 2017, by and between Alamo Pharma Services, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.80 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.68	†	Project Agreement, dated February 13, 2017, by and between Alamo Pharma Services, Inc., Mission Pharmacal Company, and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.81 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.69	†	Project Agreement, dated February 27, 2017, by and between Alamo Pharma Services, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.82 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.70		Amendment, Waiver & Consent, dated June 27, 2017, by and among Jaguar Health, Inc., Nantucket Investments Limited, and Napo Pharmaceuticals, Inc. (incorporated by reference to Ex. 10.83 of the Company's Registration Statement on Form S-4 (Registration No. 333-217364) filed on July 5, 2017).

10.71		Securities Purchase Agreement, dated June 29, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on July 3, 2017).

10.72		Subordination Agreement and Right to Purchase Debt, dated June 29, 2017, by and between Chicago Venture Partners, L.P., Jaguar Health, Inc. and Hercules Capital, Inc. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on July 3, 2017).

10.73		Security Agreement, dated June 29, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.3 to the Current Report on Form 8-K filed on July 3, 2017).

10.74		Form of Warrant Exercise Agreement (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on July 31, 2017).

10.75		Share Purchase Agreement, dated July 31, 2017, by and between Jaguar Health, Inc. and Invesco Asset Management Limited (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on November 20, 2017).

10.76		Letter Agreement, dated September 1, 2017, by and among Napo Pharmaceuticals, Inc., MEF I, L.P. and Riverside Merchant Partners (incorporated by reference to Exhibit 10.33 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.77		Letter Agreement, dated August 31, 2017, by and among Napo Pharmaceuticals, Inc., M. Kingdon Offshore Master Fund L.P., Kingdon Family Partnership, L.P. and Kingdon Credit Master Fund L.P. (incorporated by reference to Exhibit 10.34 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.78		Letter Agreement, dated August 28, 2017, by and among Napo Pharmaceuticals, Inc., Dorsar Investment Company, Alco Investment Company and Two Daughters LLC (incorporated by reference to Exhibit 10.35 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

Exhibit No.	Description
10.79	Letter Agreement, dated September 1, 2017, by and between Napo Pharmaceuticals, Inc. and Boies Schiller Flexner LLP (incorporated by reference to Exhibit 10.36 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.80	Letter Agreement, dated August 30, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.37 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.81	Termination, Asset Transfer and Transition Agreement, dated September 22, 2017, by and between Napo Pharmaceuticals, Inc. and Glenmark Pharmaceuticals, Ltd. (incorporated herein by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on November 20, 2017).

10.82	Share Purchase Agreement, dated November 24, 2017, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed November 24, 2017, File No. 001-36714).

10.83	Common Stock Purchase Agreement, dated November 24, 2017, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed November 24, 2017, File No. 001-36714).

10.84	Collaboration Agreement, dated December 13, 2017, by and between Jaguar Health, Inc. and Seed Mena Businessmen Services, LLC. (incorporated by reference to Ex. 10.89 to the Annual Report on Form 10-K filed on April 9, 2018)

10.85	Securities Purchase Agreement, dated December 8, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on December 14, 2017).

10.86	Security Agreement, dated December 8, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on December 14, 2017).

10.87	Form of First Amended Original Issue Discount Exchangeable Promissory Note. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on January 2, 2018).

10.88	First Amendment to the Note Purchase Agreement and Notes, dated December 29, 2017, by and among Jaguar Health, Inc. and the purchasers named therein (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on January 2, 2018).

10.89	Second Amendment to the Note Purchase Agreement and Notes and Payoff Agreement, dated February 16, 2018, by and among Jaguar Health, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2018).

10.90	Consent and Payoff Agreement, dated February 27, 2018, by and between Napo Pharmaceuticals, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 28, 2018).

10.91	Securities Purchase Agreement, dated February 26, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on March 2, 2018).

Exhibit No.		Description
10.92		Security Agreement, dated February 26, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on March 2, 2018).

10.93		Series A Preferred Stock Purchase Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on March 27, 2018).

10.94		Registration Rights Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners, L.P. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on March 27, 2018).

10.95		Form of Common Stock Purchase Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and the purchasers named therein (incorporated by reference to Ex. 10.3 to the Current Report on Form 8-K filed on March 27, 2018).

10.96		Management Services Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners Management Corp. (incorporated by reference to Ex. 10.4 to the Current Report on Form 8-K filed on March 27, 2018).

10.97		Securities Purchase Agreement, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.5 to the Current Report on Form 8-K filed on March 27, 2018).

10.98		Security Agreement, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.6 to the Current Report on Form 8-K filed on March 27, 2018).

10.99	‡	Offer Letter by and between Jaguar Health, Inc. and Robert J. Griffing, dated May 25, 2018 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on June 11, 2018).

10.100		Co-Promotion Agreement, dated June 28, 2018, by and between Napo Pharmaceuticals, Inc. and RedHill Biopharma, Inc. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on August 13, 2018).

10.101		Amended and Restated Security Agreement, dated July 31, 2017, by and among Napo Pharmaceuticals, Inc., Kingdon Capital Management, L.L.C., and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on August 29, 2018).

10.102		Office Lease Agreement, dated August 30, 2018, between Jaguar Health, Inc. and CA-Mission Street Limited Partnership (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on September 4, 2018).

10.103		Landlord Letter of Credit & Warrant Issuance Agreement, dated August 28, 2018, by and between Jaguar Health, Inc. and the letter of credit facilitator named therein (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on September 4, 2018).

10.104		Note Purchase Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on September 12, 2018).

10.105		Note Purchase Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on September 12, 2018).

Exhibit No.		Description
10.106		Registration Rights Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 10.3 to the Current Report on Form 8-K filed on September 12, 2018).

10.107		Registration Rights Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 10.4 to the Current Report on Form 8-K filed on September 12, 2018).

10.108		Standstill Agreement, dated October 1, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on October 5, 2018).

10.109		Suspension, Settlement and Termination Agreement, dated December 4, 2018, by and among Napo Pharmaceuticals, Inc., Jaguar Health, Inc. and SmartPharma, LLC (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on December 10, 2018).

10.110		Common Stock Purchase Agreement, dated January 7, 2019, by and between Jaguar Health, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed January 7, 2019).

10.111		Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

10.112		Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

10.113		Securities Purchase Agreement, dated March 24, 2019, by and between Jaguar Health, Inc. and the Investor (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed March 25, 2019).

10.114		Common Stock Purchase Agreement, dated April 1, 2019, by and between Jaguar Health, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed April 1, 2019).

10.115		Letter of Credit Cancellation & Warrant Issuance Agreement, dated March 29, 2019, by and between Jaguar Health, Inc. and the letter of credit beneficiary named therein (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed April 4, 2019).

23.1	*	Consent of Independent Registered Public Accounting Firm.

23.2	*	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature page hereto).

*
Filed herewith.

†
Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

‡
Management contract or compensatory plan or arrangement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 12th day of June, 2019.

JAGUAR HEALTH, INC.,
By:	/s/ LISA A. CONTE Lisa A. Conte Chief Executive Officer and President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Jaguar Health, Inc., a Delaware corporation, hereby severally constitute and appoint Lisa A. Conte and/or Karen Wright, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for her or him and in her or his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LISA A. CONTE Lisa A. Conte	Chief Executive Officer, President and Director (Principal Executive Officer)	June 12, 2019
/s/ KAREN WRIGHT Karen Wright	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 12, 2019
/s/ JAMES J. BOCHNOWSKI James J. Bochnowski	Chairman of the Board	June 12, 2019

Signature	Title	Date

Jiahao Qiu	Director	June , 2019
John Micek III	Director	June , 2019
/s/ JONATHAN B. SIEGEL Jonathan B. Siegel	Director	June 12, 2019
/s/ JEFFERY C. JOHNSON Jeffery C. Johnson	Director	June 12, 2019
/s/ GREG J. DIVIS Greg J. Divis	Director	June 12, 2019
/s/ MURRAY DAVID MACNAUGHTAN Murray David MacNaughtan	Director	June 12, 2019